SCHEDULE II
                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-DESOTO INC.

          GAMCO INVESTORS, INC.
                                 8/21/96            2,000-            5.7500
                                 8/12/96            9,000-            5.5486
                                 8/08/96           20,000-            5.5038
                                 7/31/96           15,000-             *DO
                                 7/18/96            2,000-            6.0000































(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
     ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.

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